SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                               September 16, 1996
                                 Date of Report



                       CASDIM INTERNATIONAL SYSTEMS, INC.
                         formerly, S.W. Financial Corp.
             (Exact name of registrant as specified in its charter)


                                    Colorado
                 (State or other jurisdiction of incorporation)



      33-27742                                              83-0288100
--------------------------------------------------------------------------------
(Commission File No.)                                (I.R.S. Employer I.D.#)

                          5 Haofan Street, Kiryat-Arie
                            Petah Tikva, Israel 49130
--------------------------------------------------------------------------------
              (Address of principal executive offices and Zip Code)


                                 972-3-924-7910
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  Other Events.

     On or about September 16, 1996, the Company mailed to its shareholders (i) the Notice of Annual Meeting and Proxy Statement and accompanying Transmittal Letter to Shareholders, and (ii) Proxy Card pertaining to the Annual Meeting of Shareholders to be held October 16, 1996, copies of which are annexed hereto as Exhibits 1 and 2, respectively.

     Accompanying this mailing was the Chairman's Letter to Shareholders, a copy of which is annexed hereto as Exhibit 3, and a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, such report having previously been filed with the Commission (see Exhibit 4).

ITEM 7.       Financial Statements and Exhibits


         (b) The following exhibits are hereby made part of this Form 8-K:

         Exhibit No.1               Letter  to  Shareholders,  Notice  of Annual
                                    Meeting  of  Shareholders  and Proxy
                                    Statement relating to 1996 Annual Meeting.

         Exhibit No. 2              Form of Proxy Card

         Exhibit No. 3              Chairman's Letter to Shareholders

         *Exhibit No. 4             Annual Report on Form 10-KSB for the year
                                    ended December 31, 1995.

----------------------
          *Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CASDIM INTERNATIONAL SYSTEMS, INC.



                                     By:  /s/Yehuda Shimshon
                                          -----------------------------
                                          Yehuda Shimshon, President




Dated: October 7, 1996

                                                                    Exhibit 1

                       CASDIM INTERNATIONAL SYSTEMS, INC.
                                 90 Park Avenue
                            New York, New York 10016



                                                              September 16, 1996


To Our Shareholders:

         On behalf of the Board of Directors, I cordially invite you to attend the 1996 Annual Meeting of the Shareholders of Casdim International Systems, Inc. The Annual Meeting will be held at 10:00 a.m., local time, on Wednesday, October 16, 1996, at the offices of Carter, Ledyard & Milburn, 114 West 47th Street, 17th floor, New York, New York.

         We are gratified by your interest in Casdim International Systems, Inc. and are pleased that you are part of our family of shareholders. We hope that you will be able to attend the meeting.

         The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, shareholders who are present at the meeting will have the opportunity to ask questions and express their views.

         It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and promptly return it to us in the postpaid envelope provided. The return of a proxy card will not prevent you from voting in person at the meeting.


                                   Sincerely,



                                   Yehuda Shimshon
                                   Chairman, President & CEO

                       CASDIM INTERNATIONAL SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on October 16, 1996


                                                              September 16, 1996

         The Annual Meeting of Shareholders of Casdim International Systems, Inc., a Colorado corporation (the "Company"), will be held at the offices of Carter, Ledyard & Milburn, 114 West 47th Street, 17th floor, New York, New York, on Wednesday, October 16, 1996 at 10:00 a.m., local time, for the following purposes:

                  i. To elect five directors for the ensuing year;

                  ii. To approve a Plan of Merger under which the Company would be merged into a wholly-owned subsidiary of the Company incorporated in the State of Delaware;

                  iii. To approve the Company's 1996 Stock Option Plan; and

                  iv. To act upon any other matters that may properly be brought before the meeting and any adjournment thereof.

         Shareholders of record at the close of business on September 9, 1996 will be entitled to notice of and to vote at the meeting. Shareholders who do not vote to approve the Plan of Merger will be entitled to dissenters' rights under Article 113 of the Colorado Business Corporation Act, a copy of which is attached to the accompanying Proxy Statement.


                             By order of the Board of Directors,


                             Gary Tober
                             Secretary



PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                       CASDIM INTERNATIONAL SYSTEMS, INC.
                                 90 Park Avenue
                            New York, New York 10016



                                 Proxy Statement
                         Annual Meeting of Shareholders
                                October 16, 1996

         This Proxy Statement is being furnished to shareholders of Casdim International Systems, Inc., a Colorado corporation (the "Company"), in connection with the Annual Meeting of the Company's Shareholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Wednesday, October 16, 1996 at the offices of Carter, Ledyard & Milburn, 114 West 47th Street, 17th floor, New York, New York, and at any adjournment thereof. The Board of Directors of the Company (the "Board") is soliciting proxies to be voted at the Annual Meeting.

         This Proxy Statement and Notice of Annual Meeting, the proxy card and the Company's Annual Report on Form 10-KSB are expected to be distributed to shareholders beginning September 16, 1996.


Proxy Procedure

         Only shareholders of record at the close of business on September 9, 1996 (the "Record Date"), are entitled to receive notice of and to vote in person or by proxy at the Annual Meeting.

         Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions marked on the proxy card. If a shareholder returns a signed and dated proxy card but does not mark the appropriate boxes, the shares represented by that proxy card will be voted for the election as directors of the five persons nominated herein, and for the Plan of Merger and the 1996 Stock Option Plan described herein. The proxy card gives the individuals named as proxies discretionary authority to vote the shares represented on any other matter that is properly presented for action at the Annual Meeting.

         A shareholder may revoke his or her proxy at any time before it is voted by: (i) giving notice of revocation in writing to the Secretary of the Company at the address given above; (ii) returning a proxy card bearing a letter date; or (iii) appearing in person and voting at the Annual Meeting.

Cost of Solicitation

         The cost of soliciting proxies will be borne by the Company. Proxies may be solicited in person or by telephone or other means by directors, officers or other regular employees of the Company, who will not be specially compensated therefor. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of stock.

Voting

         The outstanding voting stock of the Company as of the Record Date consisted of 13,634,000 shares of Common Stock, each of which is entitled to one vote. A majority of the outstanding shares of the Common Stock, represented in person or by proxy at the Annual Meeting, will constitute a quorum.

         Directors are elected by a plurality of the votes cast, i.e., a shareholder can vote all his or her shares for each of up to five persons, and the five persons who receive the highest number of votes cast in favor of their election will be elected to the Board. The affirmative vote of two-thirds of all the votes entitled to be cast at the Annual Meeting will be required for the proposal to approve the Plan of Merger (the "Merger Proposal"). Thus, shareholders who do not vote on, or who vote to abstain from, the Merger Proposal will in effect be voting against the Merger Proposal. The proposal to approve the 1996 Stock Option Plan (the "Option Plan Proposal") will require the affirmative vote of a majority of the votes cast on the Option Plan Proposal. Thus, shareholders who do not vote on, who vote to abstain from, the Option Plan Proposal will not affect the outcome of the Option Plan Proposal, provided that a quorum is present at the Annual Meeting. A broker who holds shares of Common Stock as nominee for a beneficial owner will have discretionary authority to vote such shares for the election of directors and the Option Plan Proposal, but not the Merger Proposal, if the broker has not received voting instructions from such beneficial owner by the tenth day before the Annual Meeting, provided that this Proxy Statement is transmitted to such beneficial owner at least 15 days before the Annual Meeting.

         Management has been advised by Yehuda Shimshon, the Company's Chief Executive Officer, and Cedarwood Trading & Investment Ltd., who together are the beneficial owners of approximately 60.5% of the outstanding shares of Common Stock, that they presently intend to vote in favor of all five of the nominees for director proposed below, and in favor of the Merger Proposal and the Option Plan Proposal.

                            I. ELECTION OF DIRECTORS


         Five directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and the due election and qualification of their successors. Duly executed and returned proxies will be voted, unless otherwise specified, in favor of the election as directors of the five persons hereinafter named. Should any of the nominees not be available for election, the proxies will be voted for a substitute nominee designated by the Board. It is not expected that any of the nominees will be unavailable. All of the five nominees are now members of the Board.

         Background information with respect to the five incumbent director nominees appears below. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such persons' beneficial ownership of Common Stock.

         Yehuda Shimshon, 43, Chairman of the Board, President, CEO, and Chief Financial Officer of the Company since December 1995, began his career in the Israeli Defense Forces and rose to the rank of Captain. Upon his discharge from the Israel Defense Forces in 1977, he began a career as a consultant to organizations active in international trade throughout Europe and Africa. Mr. Shimshon became active in the field of computer research, developing and writing programs which led to the establishment by him of Casdim Software Systems Ltd. in 1986, an Israeli company which develops clinical laboratory management systems ("CSS Ltd."), and Casdim Interactive Systems Ltd. in 1994, an Israeli company and wholly-owned subsidiary of the Company which designs and develops interactive kiosks and customized databases and performs network integration ("Casdim Israel"). Mr. Shimshon has been the Chief Executive Officer of these companies since their inception.

         Israel Shimshon, 66, a director of the Company since March 1996, has been principally employed as the managing director of Hagadish Insurance Agency, an Israeli general insurance agency, since 1953. Israel Shimshon is the father of Yehuda Shimshon.

         Doron Leave, 42, a director of the Company since August 1996, has been the Company's Vice President of Operations since July 1996. From September 1990 to July 1996, Mr. Leave was employed by Bank Hapoalim Ltd., most recently as Branch Manager of its Allenby, Tel Aviv branch. Mr. Leave holds a degree in Business Administration from Tel Aviv University.

         Ilan Mintz, 33, a director of the Company since December 1995, has been principally employed in various executive positions with CSS Ltd. Mr. Mintz began his employment with CSS Ltd., a company wholly owned by Mr. Shimshon, in 1990 as manager of the Customer Support and Training Division. In June 1993 he became the director of the Marketing Division of CSS Ltd. and has served as General Manager since January 1995.

         David Tamir, 52, a director of the Company since May 1996, currently is engaged as an independent consultant. From May 1992 to December 1995, Mr. Tamir was president of

Powerspectrum Technology, a majority-owned subsidiary of Geotek Communications, Inc. ("Geotek"), a wireless communications provider. From January 1996 to May 1996 Mr. Tamir was employed in Israel by Geotek in a non-executive position. From 1990 until May 1992, Mr. Tamir served as a representative of the Israeli Armament Development Authority in Washington, D.C.

The Board recommends that the shareholders vote FOR the election of each nominee for Director named above.


Board of Directors

         The business and affairs of the Company are managed under the direction of the Board, composed, as of the date of this Proxy Statement, of three non-employee directors (Messrs. Leave, Tamir and Israel Shimshon) and two employee directors. The Board establishes the overall policies and standards for the Company and reviews the performance of management. Members of the Board are kept informed of the Company's operations at meetings of the Board and through reports and discussions with management.

         An Audit Committee of the Board was formed in May 1996, composed of Messrs. Tamir and Mintz. The duties of the Audit Committee include the review of any transaction of the Company with affiliated parties or entities in excess of $60,000, the recommendation of the appointment of independent public accountants for the Company, review of the scope of audits proposed by the independent public accountants, and consultations with the independent public accountants on matters relating to internal financial controls and procedures. The Board has no standing nominating or compensation committees.

         The Company currently does not compensate its directors for their services as such, although it reimburses directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company.

         Under the Company's 1996 Directors' Stock Option Plan (the "Director Option Plan"), a total of 100,000 shares of Common Stock has been reserved for issuance upon exercise of options granted to directors of the Company who are not employees of the Company or any subsidiary. The Director Option Plan provides for the granting of options which (i) are not "incentive stock options,"(ii) have a per-share exercise price equal to 100% of the fair market value per share on the option grant date, and (iii) expire five years from the grant date. The Board has the authority to determine which directors will be granted options, to determine any vesting schedule of options to be granted and to make all other determinations which the Board deems necessary or advisable for the administration of the Director Option Plan. No options have yet been granted under the Director Option Plan.

Security Ownership of Certain Beneficial Holders and Management

         The following table shows the number of shares of the Company's Common Stock beneficially owned by each person known by the Company to own beneficially more than five percent of the Company's Common Stock, by each individual director and executive officer of the Company, and by all of the current directors and executive officers as a group as of the Record Date.


                                              Shares
Name (1)                                Beneficially Owned  Percent of Class
--------                                ------------------  ----------------
Yehuda Shimshon                             8,250,000 (2)       60.5%
Cedarwood Trading & Investment Ltd.         4,000,000           29.3%
Israel Shimshon                                None              ---
Doron Leave                                    None              ---
Ilan Mintz                                     None              ---
David Tamir                                    None              ---
Gary P. Tober                                  None              ---
All executive officers and directors
as a group (6 persons)                      8,250,000           60.5%
--------------------

(1) The address for Yehuda Shimshon is 90 Park Avenue, New York, New York 10016. The address of Cedarwood is c/o Bank of Bermuda, 6 Front Street, Hamilton HM 11, Bermuda.

(2) Includes the 4,250,000 shares held by Cedarwood, in which entity Yehuda Shimshon has a controlling beneficial interest.

         The Common Stock is not registered under Section 12 of the Securities Exchange Act of 1934. Accordingly, the Company's directors, officers and major stockholders are not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with respect to their beneficial ownership and acquisitions and dispositions of Common Stock, or to the liability provisions of Section 16(b) of the said Act.

Executive Compensation

         None of the Company's executive officers received any compensation during 1995. Yehuda Shimshon's salary for 1996 is expected to be $240,000. The Company does not have any retirement plans for its executives. There are currently no employment agreements between the Company and any of its officers.

Stock Options

         There were no options granted to or exercised by any officers or directors in 1995.

Certain Transactions

         In October 1995, Casdim Israel entered into an agreement with CSS Ltd., a company wholly owned by Yehuda Shimshon. Pursuant to this agreement, Casdim Israel paid CSS Ltd. $700,000 for services and products to be supplied by CSS Ltd. to the Company. These products and services included: (i) adaptation of the Scope(TM) LIS system operating in the 140 laboratories of Kupat Holim Klalit ("Kupat Holim") to work with the medical kiosk; (ii) development and implementation of a central data base for laboratory test results; (iii) implementation of the "Laboratory Test Results Central Data Base" to work with the 140 laboratories and 400 clinics of Kupat Holim; and (iv) communication software and adaptation of various interfaces between CSS Ltd. and Casdim Israel's products. The agreement also provided that in the event Kupat Holim or other companies purchased the above-mentioned products from CSS Ltd., the proceeds, up to the sum of $700,000 would be repaid to Casdim Israel. On October 31, 1995, Kupat Holim ordered a central data base for laboratory test results from CSS Ltd. for $260,000, excluding additional payments covering certain extras. In January 1996, CSS Ltd. paid $125,000 of the $260,000 to Casdim Israel. The Company expects that the remaining amount due under the agreement will be received later in 1996.

         Also in October 1995, Casdim Israel loaned CSS Ltd. $300,000 at a rate of interest linked to the Israeli CPI, which loan was repaid in 1996. In January 1995, Casdim Israel purchased a pending patent from CSS Ltd. relating to the medical multi-media kiosks for the sum of $500,000.


                             II. THE MERGER PROPOSAL

General

         The Board has unanimously approved, and for the reasons discussed below, recommends that the shareholders approve, the Plan of Merger, a copy of which is attached to this Proxy Statement as Exhibit A. In the Merger, the Company would be merged with and into a wholly-owned subsidiary of the Company incorporated in the State of Delaware ("Delco"), Delco's name would be changed to the Company's name, and each outstanding share of the Company's Common Stock would be converted into a share of the common stock of Delco ("Delco Common Stock"). The assets and business operations of Delco after the Merger would be identical to those of the Company immediately prior to the Merger. Thus, the primary effect of the Merger would be a change in the corporate state of incorporation from Colorado to Delaware.

Exchange of Certificates

         Shareholders   may,  but  will  not  be  required  to,  exchange  their
certificates of the Company's Common Stock for certificates evidencing their interest in Delco.

Reasons for the Merger

         The Company is a Colorado corporation and the rights of the Company's shareholders are therefore governed by Colorado law. However, the Company, which has not had any operational ties to or connections with Colorado for many years, recently established its executive offices in New York City and maintains its development facilities in Israel. Accordingly, the Company's contacts with the State of Colorado are not significant. Additionally, many American corporations, including a number of the largest and most successful enterprises, have chosen Delaware for their state of incorporation. Because of the large number of corporations maintaining their incorporation in Delaware and the policies of Delaware to encourage incorporation there, the judiciary in Delaware over the years has become particularly familiar with corporate issues, and a substantial body of case law has developed construing the law of Delaware and establishing public policies affecting corporations. As a consequence, the Delaware corporate law has been, and presumably will continue to be, interpreted and tested in a number of significant cases, thus tending to assure a significant measure of predictability with respect to legal aspects of corporate affairs. Since there is a much smaller body of case law interpreting Colorado corporate statutes, there is less certainty in the interpretation of such statutes. Accordingly, it is appropriate, in the opinion of the Board, to reorganize the Company as a Delaware corporation, and the Board recommends that the shareholders vote to approve the Plan of Merger.

Certain U.S. Federal Income Tax Consequences

         The following discussion summarizes the principal United States Federal income tax consequences associated with the proposed Merger under the Internal Revenue Code of 1986, as amended (the "Code"). The following discussion does not describe all of the potentially relevant tax considerations; accordingly, each holder of Company Common Stock should consult his own tax advisor regarding the tax consequences of the proposed Merger in light of such holder's own situation, including the application and effect of any state, local or foreign income and other tax laws. This information is directed to Shareholders of the Company who hold their Company Common Stock as "capital assets" within the meaning of the Code.

         Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States, and holders who acquired their Company Common Stock through the exercise of an employee stock option or otherwise as compensation.

         No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein. The discussion is based upon the Federal income tax laws in effect on the date hereof; there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein.

         Management believes that the Merger would constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code with the result that for United States federal income tax purposes:

         (a) No gain or loss will be recognized by the Company or Delco in the Merger.

         (b) Each Shareholder of the Company will not recognize gain or loss upon the exchange of Company Common Stock in the Merger for Delco Common Stock.

         (c) The basis of the Delco Common Stock received by a Shareholder of the Company in the Merger in exchange for Company Common Stock will, in the aggregate, be the same as the aggregate basis of the Company Common Stock surrendered in exchange therefor.

         (d) The holding period of the Delco Common Stock received by a Shareholder of the Company in the Merger in exchange for Company Common Stock will include the period during which the shares of Company Common Stock surrendered in the Merger were held.

         There can be no assurance that the Merger will constitute a reorganization as set forth above. In the event the Merger does not constitute a reorganization for Federal income tax purposes, the Merger will be a taxable event. In such case, each shareholder of the Company will recognize gain or loss equal to the difference between (i) the per share fair market value as of the effectiveness of the Merger of the Delco Common Stock received, and (ii) such shareholder's per share tax basis in the Company Common Stock exchanged therefor. Such gain or loss will be treated as a capital gain or loss if the shares of Company Common Stock were held as capital assets by the shareholder.

         Any shareholder of the Company who receives cash upon the exercise of appraisal rights (see below) will, assuming the holder does not own (actually or constructively) any Delco Common Stock after the Merger, recognize capital gain or loss equal to the difference between the basis of the Company Common Stock surrendered and the cash received. A shareholder of the Company who does own (actually or constructively) Delco Common Stock after the Merger may recognize either a dividend equal to the amount of the cash received or a capital gain or loss as described above.

         The Federal income tax consequences set forth above are for general information only. Each shareholder is urged to consult his own tax advisor to determine the particular tax consequences of the Merger, including the applicability and effect of federal, state, local and foreign tax laws.

Appraisal Rights

         Shareholders who do not vote to approve the Plan of Merger will be entitled to dissenters' rights under Article 113 of the Colorado Business Corporation Act, a copy of which is attached to this Proxy Statement as Exhibit
B. The provisions of Article 113 are technical in nature and complex. Shareholders considering whether to exercise dissenters' rights should consult Colorado counsel, since failure to comply strictly with the provisions of
Article 113 may result in termination or waiver of such rights.


                 SUMMARY COMPARISON OF SHAREHOLDER RIGHTS UNDER
                       DELAWARE AND COLORADO CORPORATE LAW

         The Company is incorporated in Colorado. Shareholders of the Company, whose rights as shareholders are currently governed by Colorado law and the Company's Colorado Articles of Incorporation and By-Laws, will, upon effectiveness of the Merger become shareholders of a Delaware corporation and their rights will be governed by Delaware law and Delco's Delaware Certificate of Incorporation and By-Laws. Although it is impractical to note all of the changes in rights of the shareholders of the Company resulting from the Merger, the following is a summary of the more significant of such changes.

Decreased Authorized Common Stock

         The Company's Colorado Articles of Incorporation authorizes 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock, $0.00001 par value per share. The authorized share capital of Delco after the Merger will be 30,000,000 shares of Common Stock, par value $0.01 per share, and no shares of preferred stock. The change in par value will result in no change to the overall capitalization of the Company. There will be a reclassification of the dollar amounts recorded as capital stock and additional paid-in capital as presented in the consolidated balance sheets. The amount of the reclassification adjustment will be approximately $90,000 at December 31, 1995.

Voting Rights

         Colorado  law   requires   approval  of  a  merger,   share   exchange,
dissolution, the sale of substantially all of a corporation's assets, or amendments to a corporation's Articles of Incorporation, by a vote of a majority of the outstanding shares of the corporation entitled to vote thereon (or two-thirds in the case of a Colorado corporation, like the Company, that was in existence on June 30, 1994 and whose articles of incorporation do not require a greater vote). Under Delaware law, such matters, as well as corporate consolidations (which are not provided for under Colorado law) require approval by only a majority of the outstanding stock entitled to vote thereon unless otherwise expressly provided in the certificate of incorporation.

Shareholder Action Without a Meeting

         Under Colorado law, any action required or permitted to be taken at a meeting of the Company's shareholders may be taken without a meeting if all shareholders entitled to vote thereon consent to such action in writing. Delaware law permits corporate action without a meeting of shareholders upon the written consent of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation expressly provides otherwise.

Dividends

         Colorado law prohibits distributions to shareholders if, after giving effect to the distribution, (a) the corporation would not be able to pay its debts as they become due, or (b) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount of any liquidation preferences. A Delaware corporation may pay dividends not only out of surplus but also out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year, even if it has no surplus, provided that after such payment capital shall not be less than an amount represented by all classes of stock having a preference upon the distribution of assets.

Appraisal Rights

         Colorado law permits appraisal rights, in the case of the consummation of a plan of merger or share exchange, a sale, lease, exchange or other disposition of all or substantially all of the property of a corporation or an amendment to the articles of incorporation which "materially and adversely affects" either preferential or redemption rights or excludes or limits the right of the shares to vote or to cumulate votes. Appraisal rights are not available for shares of stock listed on a national securities exchange or on the national market system of the national association of securities dealers automated quotation system or held of record by more than 2,000 shareholders. Under Delaware law, appraisal rights are available only in connection with a statutory merger or consolidation, except that such rights are not available when the corporation is to be the surviving corporation and no vote of its shareholders is required for the merger or, unless otherwise provided in the certificate of incorporation, for shares of stock listed on a national securities exchange or held of record by more than 2,000 shareholders, unless such shareholders are required by the terms of the merger to accept anything other than shares of stock of the surviving corporation, shares of stock of another corporation which are so listed or held by such number of record holders, cash in lieu of fractional shares of such stock, or any combination thereof.

Provisions Concerning Directors and Officers

         Indemnification

         In general, Colorado law provides that a Colorado corporation may indemnify a person made a party to a proceeding because such person is or was a director or officer of such corporation, against liability incurred in the proceeding if the person conducted himself or herself in good faith and reasonably believed that his or her conduct was in the best interests of the corporation, and, in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. Although Delaware law includes a similar provision, it is specifically stated not to be exclusive of any other rights to which a director or officer may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Loans

         Colorado law provides that the board of directors shall not authorize a loan or guaranty to a director or an entity in which a director has a financial interest until at least ten days after written notice of the proposed authorization has been given to the shareholders who would be entitled to vote if such loan or guaranty had been submitted to a shareholders' vote. Delaware law permits the board of directors to authorize loans to corporate employees (including directors) if, in the judgment of the board, such loan may reasonably be expected to benefit the corporation.

         Removal of Directors

         The Company's By-laws currently provide that directors may be removed with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. Under Delaware law, this right would remain unchanged. Delaware law provides that all of the directors may be removed with or without cause by a vote of the holders of a majority of the outstanding shares of the Company entitled to vote in the election of directors.

Anti-Takeover Provisions

         Delaware law provides that a person who acquires stock of a corporation representing 15% or more of the outstanding stock of any class or series entitled to vote generally in the election of directors ("voting stock") becomes an "interested stockholder," and the corporation may not effect mergers or certain other "business combinations" with the interested stockholder for a period of three years, unless (i) prior to the date on which a person becomes an interested stockholder, the board of directors approves either the business combination or the transaction which results in the person's becoming an interested stockholder, or (ii) the interested stockholder is able, by means of the tender offer or other transaction by which he becomes an interested stockholder, to acquire ownership of stock of the corporation representing at least 85% of the outstanding voting stock (excluding, for purposes of determining the outstanding stock, shares owned by directors of the corporation who are also officers and shares owned by certain employee stock plans), or
(iii) the
board of directors approves a business combination and such business combination is authorized by a vote of at least two-thirds of the total voting stock not owned by the interested stockholder. The definition of interested stockholder under Delaware law does not include (i) persons who owned as of December 23, 1987 stock of the corporation representing 15% or more of the outstanding voting stock, (ii) persons who received stock of the corporation representing 15% or more of the outstanding voting stock as a gift or bequest from a person who owned it before that date, or (iii) persons whose ownership of the voting stock rises over the 15% threshold as a result of action taken by the corporation (stock as a stock repurchase) unless that person thereafter acquires additional shares.

         A "business combination" is defined broadly in the Delaware law to include any merger or consolidation with or caused by the interested stockholder, and the sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of any assets of the corporation having a market value equal to or greater than 10% of the aggregate market value of the assets of the corporation. "Business combination" is also defined to include transfers of stock of the corporation or a subsidiary to the interested stockholder (except for transfers in a conversion, exchange or pro rata distribution which does not increase the interested stockholder's proportionate ownership of a class or series), or any receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

         There are no comparable provisions under Colorado law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE FOR THE PLAN OF MERGER. SHARES REPRESENTED BY PROPERLY EXECUTED, DATED AND RETURNED PROXIES WILL BE VOTED FOR APPROVAL OF THE PLAN OF MERGER, UNLESS A PROXY IS SPECIFICALLY MARKED TO DISAPPROVE, OR ABSTAIN FROM VOTING FOR, THE PLAN OF MERGER.


                            III. OPTION PLAN PROPOSAL

         The Board of Directors of the Company has unanimously adopted, subject to shareholder approval, the Company's 1996 Stock Option Plan (the "1996 Plan") which authorizes the issuance of options to purchase up to 500,000 shares of Common Stock of the Company (or Delco in the event that the Merger is effected). A copy of the 1996 Plan is attached to this Proxy Statement as Exhibit C. The Board believes that establishing the 1996 Plan (i) will provide the Company with significant means to attract and retain talented personnel, (ii) will result in saving cash which otherwise would be required to maintain current key employees and adequately reward key personnel, and (iii) consequently will enhance to the Company's ability to be competitive.

1996 Plan

         The 1996 Plan provides for the granting of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to key employees and for the granting of options which are not Incentive Stock Options ("Nonstatutory Options") to key employees and consultants. The 1996 Plan will be administered by the Board, which will determine the terms and conditions of the options granted under the 1996 Plan, including the exercise price, number of shares subject to each option and the vesting thereof. As of the date hereof, no options have been issued under the 1996 Plan.

         The exercise price of all Incentive Stock Options granted under the 1996 Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. If an incentive stock option is granted to an individual who owns shares having more than 10% of the combined voting power of all classes of shares of the Company, the option price must be at least 110% of the fair market value of the shares subject to the option on the date of grant and the option cannot be for a term of more than five years. The exercise price of all Nonstatutory Options granted under the 1996 Plan must be at least 75% of the fair market value of the Company's Common Stock on the date of grant. Except as mentioned above, the terms of options granted under the 1996 Plan may not exceed 10 years. Shares subject to options under the 1996 Plan may be purchased for cash or, with the consent of the Board, in exchange for shares of the Company's Common Stock already owned by the optionee (valued at their fair market value on the date of exercise), or by a promissory note.

         The 1996 Plan may be amended, suspended or terminated by the Board, but no such action may impair rights under a previously granted option. No options may be granted under the 1996 Plan after May 2006.

         Options terminate before their expiration dates one year after the optionee's death while in the employ of the Company, three months after the optionee's retirement for reasons of age or disability or involuntary termination of employment other than for cause, and immediately upon voluntary termination of employment or involuntary termination of employment for cause.

         The Board may, in its discretion, modify, revise or terminate the 1996 Plan at any time, but the aggregate number of shares issuable pursuant to options may not be increased (except in the event of certain changes in the Company's capital structure), the eligibility provisions and minimum option price may not be changed, and the permissible maximum term of options may not be increased, without the consent of the Company's stockholders.

         The 1996 Plan also contains provisions protecting optionees against dilution of the value of their options in the case of stock splits, stock dividends or other changes in the capital structure of the Company, in the event of any proposed reorganization or merger involving the Company or in the event of any spin-off or distribution of assets of the Company to stockholders.

Income Tax Consequences

         Certain of the U.S. Federal income tax consequences applicable to the 1996 Plan are set forth below. This discussion is intended to be general in scope.

         With respect to Incentive  Stock  Options  granted under the 1996 Plan:
The recipient of an Incentive Stock Option will not realize any taxable income and the Company will not be entitled to a deduction upon the grant of such option. When an optionee exercises an Incentive Stock Option while employed by the Company or within the permitted periods after termination of employment, no ordinary income will be recognized by the optionee at that time but the excess of the fair market value of shares acquired by such exercise over the option price will be an item of tax preference for purposes of the Federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of until more than two years from the date the option was granted or one year after the date of exercise, the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain to the optionee, and the Company will not be entitled to a tax deduction under such circumstances. If shares are disposed of prior to such date (a "disqualifying disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but generally not more than the amount of gain realized on the disposition) will generally be ordinary income to the optionee at the time of such disqualifying disposition. In the event of a disqualifying disposition, the Company generally will be entitled to a Federal income tax deduction in an amount equal to the amount of ordinary income so recognized.

         With respect to Nonstatutory Options granted under the 1996 Plan: The recipient of a Nonstatutory Option will not realize any taxable income and the Company will not be entitled to a deduction upon the grant of such option. When an optionee exercises a Nonstatutory Option, the difference between the option price and any higher fair market value of the shares on the date of exercise will be ordinary income to the optionee and generally will be allowed as a deduction for Federal income tax purposes to the Company. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain to the optionee, depending upon the holding period of the shares If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

         The tax consequences of the payment of the option exercise price by delivery of Common Stock of the Company may differ from the description set forth above.

THE BOARD RECOMMENDS A VOTE FOR THE  OPTION PLAN PROPOSAL.

                                  OTHER MATTERS

         The Board does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the attached Notice of the Annual Meeting and knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Board.

         Shareholders of the Company may submit proposals for possible inclusion in the proxy material distributed by the Company for future meetings of its shareholders. In order to be considered for inclusion in the proxy material for the 1997 annual meeting of shareholders, a shareholder's proposal must be received not later than May 19, 1997 at the Company's headquarters, 90 Park Avenue, New York, New York 10016, Attention: Secretary.

         Financial statements for the Company are included in its Annual Report on Form 10-KSB for the year 1995, which is expected to be mailed to the Shareholders beginning September 16, 1996.



                                    By Order of the Board of Directors,



                                    Gary Tober
                                    Secretary

                                    EXHIBIT A

                                 PLAN OF MERGER


         PLAN OF MERGER adopted by Casdim International Systems, Inc., a business corporation organized under the laws of the State of Colorado, by resolution of its Board of Directors on August 6, 1996, and adopted by Casdim Delaware, Inc., a business corporation organized under the laws of Delaware, by resolution of its Board of Directors on September 6, 1996. The names of the corporations planning to merge are Casdim International Systems, Inc., a business corporation organized under the laws of the State of Colorado ("Casdim Colorado"), and Casdim Delaware, Inc., a business corporation organized under the laws of Delaware. The name of the surviving corporation into which Casdim Colorado plans to merge is Casdim Delaware, Inc.

         1. Casdim Colorado and Casdim Delaware, Inc. shall, pursuant to the provisions of the Colorado Business Corporation Act and pursuant to the laws of Delaware, the jurisdiction of organization of Casdim Delaware, Inc., be merged with and into a single corporation, to wit, Casdim Delaware, Inc., which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the "surviving corporation," and which shall continue to exist as said surviving corporation under the name of Casdim International Systems, Inc. pursuant to the provisions of the laws of Delaware. The separate existence of Casdim Colorado, which is sometimes hereinafter referred to as the "non-surviving corporation," shall cease at the effective time and date of the merger in accordance with the provisions of the Colorado Business Corporation Act.

         2. The certificate of incorporation of the surviving corporation immediately prior to the merger will continue to be the certificate of incorporation of said surviving corporation after the merger, and said certificate of incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

         3. The bylaws of the surviving corporation immediately prior to the merger will continue to be the bylaws of said surviving corporation after the merger, and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

         4. The directors and officers in office of the surviving corporation at the effective time and date of the merger will continue to be the directors and officers of the surviving corporation after the merger, all of whom shall hold their respective offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

         5. Each issued share of the non-surviving corporation immediately before the effective time and date of the merger shall be converted into one share of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued at the effective time and date of the merger shall continue to represent one issued share of the surviving corporation.

         6. This Plan of Merger shall be submitted to the shareholders of the non-surviving corporation in the manner prescribed by the provisions of the Colorado Business Corporation Act and of the laws of the jurisdiction of organization of the surviving corporation.

         7. In the event that this Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation in the manner prescribed by the provisions of the Colorado Business Corporation Act and of the laws of the jurisdiction of organization of the surviving corporation, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Colorado and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

         8. The Board of Directors and the proper officers of the non-surviving corporation and the Board of Directors and the proper officers of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

                                    EXHIBIT B

                                                                      Exhibit B



                        COLORADO Business Corporation Act



                                   ARTICLE 113

                               Dissenters' Rights

                                     PART 1

                      Right of Dissent - Payment for Shares


         7-113-101  DEFINITIONS. -- For purposes of this article:

         (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.
         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.
         (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.
         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.
         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.
         (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

         7-113-102 RIGHT TO DISSENT. -- (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions:
         (a) Consummation of a plan of merger to which the corporation is a party if:

         (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation, or
         (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;
         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;
         (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7- 112-102(1); and
         (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to 7-112-102(2).
         (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of:
         (a) An amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares because it:
         (I)   Alters or abolishes a preferential right of the shares; or
         (II) Creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or
         (b) An amendment to the articles of incorporation that affects rights in respect of the shares because it:
         (I) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
         (II) Reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.
         (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.
         (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         7-113-103 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection(1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:
         (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
         (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.
         (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.


                                     PART 2

                  Procedures for Exercise of Dissenters' Rights

         7-113-201 NOTICE OF DISSENTERS' RIGHTS. -- (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) to shareholders not entitled to vote shall not affect any action taken at the shareholders' meeting for which the notice was to have been given.
         (2) If a proposed  corporate action creating  dissenters'  rights under section  7-113-102 is authorized  without a meeting of shareholders  pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-1-7-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) to shareholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

         7-113-302 NOTICE OF INTENT TO DEMAND PAYMENT. -- (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall:

         (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and
         (b)   Note vote the shares in favor of the proposed corporate action.
         (2) If a proposed  corporate action creating  dissenters'  rights under section  7-113-102 is authorized  without a meeting of shareholders  pursuant to section 7-107-104, a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.
         (3) A shareholder  who does not satisfy the  requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

         7-113-203 DISSENTERS' NOTICE. -- (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.
         (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:
         (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;
         (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;
         (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
         (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
         (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;
         (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and
         (g)   Be accompanied by a copy of this article.

         7-113-204 PROCEDURE TO DEMAND PAYMENT. -- (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:
         (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and
         (b)   Deposit the shareholder's certificates for certificated shares.
         (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

         (3) Except as provided in section 7-113-207 or 7-113-209 (1)(b), the demand for payment and deposit of certificates are irrevocable.
         (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates in the dissenters' notice is not entitled to payment for the shares under this article.

         7-113-205 UNCERTIFICATED SHARES. -- (1) Upon receipt of a demand for payment under 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.
         (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

         7-113-206 PAYMENT. -- (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.
         (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:
         (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;
         (b) A statement of the corporation's estimate of the fair value of the shares; (c) An explanation of how the interest was calculated; (d) A statement of the dissenter's right to demand payment under section 7-113-209;
and
         (e)   A copy of this article.

         7-113-207 FAILURE TO TAKE ACTION. -- (1) If the effective date of the corporate action creating dissenters' right under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
         (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

         7-113-208  SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED
AFTER ANNOUNCEMENT OF PROPOSED CORPORATION ACTION. -- (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113- 206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.
         (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

         7-113-209  PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT
OR OFFER. -- (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:
         (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;
         (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or
         (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).
         (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART 3

                          Judicial Appraisal of Shares

         7-113-301 COURT ACTION. -- (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.
         (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.
         (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.
         (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.
         (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

         7-113-302 COURT COSTS AND COUNSEL FEES. -- (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court find the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

         (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
         (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or
         (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of amounts awarded to the dissenters who were benefitted.

                                    EXHIBIT C

                       CASDIM INTERNATIONAL SYSTEMS, INC.
                         1996 Employee Stock Option Plan

         1. Purpose of the Plan. The 1996 Stock Option Plan (the "Plan") is intended as an incentive to: (i) retain persons of training, experience, and ability in the employ of Casdim International Systems, Inc. (the "Company") and its subsidiaries; and (ii) attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. Stock options ("Options") granted under the Plan may contain such terms as will qualify the options as incentive stock options ("ISOs") within the meaning of Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the "Code").

         2.  Definitions. As used herein, the following definitions shall apply:

              (a) "Board" shall mean the Board of Directors of the Company.

              (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

              (c) "Common Stock" shall mean the Common Stock, par value $0.00001 per share, of the Company.

              (d) "Company" shall mean Casdim International Systems, Inc.

              (e) "Director" shall mean a member of the Board.

              (f) "Effective  Date"  shall  mean the  date on which  the Plan is approved by the stockholders of the Company.

              (g) "Employee"  shall  mean any  person,  including  officers  and
                  Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

              (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              (i) "Option" shall mean a stock option granted pursuant to the
                  Plan.

              (j) "Optioned Stock" shall mean the Common Stock subject to an Option.

              (k) "Optionee" shall mean an Outside Director who receives an option.

              (l) "Outside Director" shall mean a Director who is not an Employee.

              (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

              (n) "Plan" shall mean this 1996 Directors' Stock Option Plan.

              (o) "Share" shall mean a share of the Common Stock of the Company, as adjusted in accordance with Section 11 of the Plan.

              (p) "Subsidiary"  shall mean a "subsidiary  corporation",  whether now or hereafter existing, as defined in Section 424(f) of the Code.

         2. Administration of the Plan. The Board of Directors (the "Board") or a Stock Option Committee (the "Committee") appointed and maintained by the Board shall have the power to administer the Plan. The Committee shall consist of at least two members who shall serve at the pleasure of the Board, and any member of such Committee shall be eligible to receive Options under the Plan while serving on the Committee, unless otherwise specified herein. The Board or the Committee shall have full power and authority to: (i) designate participants;
(ii) designate Options or any portion thereof as ISOs; (iii) determine the terms and provisions of respective option agree ments (which need not be identical) including, but not limited to, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iv) accelerate the right of an optionee to exercise in whole or in part any previously granted ISO; and (v) interpret the provisions and supervise the administration of the Plan.

         The Board or the Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower than provided in the Option so surrendered and cancelled and containing such other terms and conditions as the Board or the Committee may prescribe in accor dance with the provisions of the Plan.

         All decisions and selections made by the Board or the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

         Each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the memorandum of association of the Company, any agreement, any vote of stockholders or disinterested directors, or otherwise.

         3. Designation of Participants. The persons eligible for participation in the Plan as recipients of Options shall include only key employees of the Company or of any subsidiary of the Company. Directors of the Company who are not employees of the Company shall be eligible for participation in the 1996 Directors' Stock Option Plan. A person who has been granted an Option hereunder may be granted additional Options, if the Board or the Committee shall so determine.

         4. Stock Reserved for the Plan. Subject to adjustment as provided in paragraph 6 hereof, a total of 500,000 shares of common stock (the "Shares") of the Company shall be subject to the Plan. The Shares shall consist of unissued shares, and such number of shares shall be, and hereby is, reserved for sale for such purpose. Any of such Shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option for any reason expire or be cancelled prior to its exercise or relinquishment in full, the shares theretofore subject to such Option may again be subjected to an Option under the Plan.

         5.  Option Price.

                  (a) Exercise Price. The purchase price of each Share subject to an ISO shall not be less than 100% (or 110%, if at the time of grant the optionee owns more than 10% of the voting stock of the Company) of the Fair Market Value of such Share (as defined in paragraph (b)) on the date the ISO is granted. The purchase price of each Share subject to an Option or any portion thereof which is not designated as an ISO shall not be less than 75% of the Fair Market Value of such Share on the date the Option is granted and in no event shall the purchase price be less than the par value of the Stock.

                  (b) Fair Market Value. The fair market value per Share shall be the mean of the bid and asked prices of the common stock of the Company in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event that the common stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal, provided, however, that if such market or exchange is closed on the date of the grant of the Option then the fair market value per Share shall be based on the most recent date on which such trading occurred immediately prior to the date of the grant of the Option; provided, further, that if the fair market value cannot be determined in accordance with the forgoing, it shall be determined in good faith by the Board.

                  (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), delivery of a properly executed exercise notice together with instructions to a broker to deliver promptly to the Company the amount of sale proceeds required to pay the exercise price, or any combination of such methods of payment and/or any other consider ation or method of payment as shall be permitted under applicable corporate law.

         1. Adjustments. (a) If the Company is separated or reorganized, or merged, consolidated or amalgamated with or into another corporation while unexercised Options remain outstanding under the Plan, there shall be substituted for the shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of stock or other securities of the separated or reorganized, or merged, consolidated or amalgamated corporation which were distributed to the shareholders of the Company in respect of such shares; provided, however, that all such Options may be exercised in full by the optionees as of the effective date of any such separation, reorganization, merger, consolidation or amalgamation without regard to the installment exercise provisions of paragraph 7(a), by the optionees giving notice in writing to the Company of their intention to so exercise.
         (b) If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Plan, then all such outstanding Options may be exercised in full by the optionees as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of paragraph 7(a), by the optionees giving notice in writing to the Company of their intention to so exercise.
         (c) If the outstanding shares of Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise in cash, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares subject to this Plan or subject to any Options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.
         2. Term and Exercise of Options. (a) Each Option granted under this Plan shall be exercisable on the date and for the number of shares as shall be provided in the option agreement evidencing the Option and setting forth the terms thereof. However, (i) no Option shall be exercisable after the expiration of ten years from the date of grant, and (ii) no ISO granted to a person who at the time of grant owns more than 10% of the voting stock of the Company may be exercisable after the expiration of five years from the date of grant.
         (b) Options granted under the Plan shall not be transferable by optionees other than by will or the laws of descent and distribution, and during an optionee's lifetime shall be exercisable only by that optionee.
         (c) Options may not be exercised after the termination of employment and/or service as a director unless (i) prior to the date of such termination, the Board or the Committee shall authorize, in the relevant option agreement or otherwise, an extension of the term of all or part of the Option beyond the date of such termination for a period not to exceed the period during which the Option by its terms would otherwise have been exercisable, (ii) termination is without cause, in which event any Options still in force and unexpired may be exercised within a period of 90 days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, (iii) termination is the result of death or disability, in which event any Options still in force and unexpired may be exercised within a period of six (6) months from the date of termination, but only with respect to the number of shares purchasable at the time of such termination, or (iv) termination of employment is the result of retirement under any deferred compensation agreement or retirement plan of the Company or of any subsidiary of the Company or after age 60, while Options granted hereunder are still in force and unexpired, in which case the Board or Committee shall have the discretion to permit any unmatured installments of the Options to be accelerated as of the later of the date of retirement or a date one year following the date of grant, and the Options shall thereupon be exercisable in full without regard to the installment exercise provisions of paragraph 7(a).
         (d) The holders of Options shall not be or have any of the rights or privileges of shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until, following exercise, certificates representing such shares shall have been issued by the Company to such holders.
         (e) Any form of option agreement authorized by the Plan may contain such other provisions as the Board or the Committee may, from time to time, deem advisable. Without limiting the foregoing, the Board or the Committee may, with the consent of the optionee, from time to time cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the shares at the date of such cancellation subject to the portion of the Option so cancelled over the aggregate purchase price of such shares, (ii) the issuance or transfer to the optionee of shares of Stock with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board or the Committee in its sole discretion.
         (f) Options shall be exercised by the optionee by giving written notice to the Company, which exercise shall be effective upon receipt of such notice by the Secretary of the Company at its principal office. The notice shall specify the number of shares with respect to which the Option is being exercised.
         3. Maximum ISO Award. The aggregate Fair Market Value of Stock (determined as of the date of the grant of options) with respect to which ISOs are exercisable for the first time by any optionee during any calendar year shall not exceed the limitation provided under Section 422(d) of the Code.
         4. Purchase for Investment. Unless shares of Stock covered by the Plan have been registered under the United States Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account, for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

         5. Term Date of Plan. The Plan shall be effective as of June 1, 1996 and shall terminate on May 31, 2006.
         6. Amendments or Termination. The Board may amend, alter, or discontinue the Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option theretofore granted without his consent, and except that no amendment or alteration shall be made which, without the approval of the shareholders, would:
         (a) Increase the total number of shares reserved for the purposes of the Plan, except as is provided in Section 6, or decrease the option price provided in Section 5, or change the class of persons eligible to participate in the Plan as provided in Section 3; or
         (b)  Extend the option period provided for in Section 7.
         7. Government Regulations. The Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares or cash under such Options, shall be subject to all applicable laws, rules, and regulations, including the registration of the shares under to the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.
         8. Governing Law. This Plan shall be deemed made in Israel and shall be governed by and construed and enforced in accordance with the laws of Delaware applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.

                                                                     Exhibit 2

                       CASDIM INTERNATIONAL SYSTEMS, INC.
                                 90 Park Avenue
                            New York, New York 10016


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Yehuda Shimshon, the Chairman, President & CEO of Casdim International Systems, Inc. (the "Company"), attorney of the undersigned, for and in the names(s) of the undersigned, with power of substitution and revocation in each to vote any and all shares of Common Stock, par value, $0.00001 per share, of the Company, which the undersigned would be entitled to vote as fully as the undersigned could if personally present at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., local time, on Wednesday, October 16, 1996, at the offices of Carter, Ledyard & Milburn, 114 West 47th Street, 17th floor, New York, New York, and at any adjournment or adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items of business more fully described in the notice of and proxy statement for such Annual Meeting (receipt of which is hereby acknowledged):

     (1) The election of five Directors.
         [ ]FOR all nominees listed below (except as marked to contrary)
         [ ]WITHHOLD AUTHORITY to vote for all nominees below

     YEHUDA SHIMSHON, ISRAEL SHIMSHON, DORON LEAVE, ILAN MINTZ, DAVID TAMIR.

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.

     (2) To approve a Plan of Merger under which the Company would be merged into a wholly-owned subsidiary of the Company incorporated in the State of Delaware. (The Company is currently incorporated in the State of Colorado.)

              [ ]FOR           [ ]AGAINST            [ ]ABSTAIN

     (3) To approve the Company's 1996 Stock Option Plan.

         [ ]FOR            [ ]AGAINST      [ ]ABSTAIN

     (4) To act upon any other matters that may properly be brought before the meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  UNLESS OTHERWISE
INDICATED, THIS PROXY WILL BE VOTED FOR:

(i) ELECTION OF THE FIVE NOMINEES NAMED IN ITEM 1; (ii) APPROVAL OF THE PLAN OF MERGER DESCRIBED IN ITEM 2; AND (iii) THE APPROVAL OF THE COMPANY'S 1996 STOCK OPTION PLAN.

                                                Dated____________________, 1996



                             -------------------------------
                             Signature(s)

                             -------------------------------
                             Signatures, if held jointly

(Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature.)

                                                                     Exhibit 3

                       CASDIM INTERNATIONAL SYSTEMS, INC.
                                 90 Park Avenue
                            New York, New York 10016



Dear Shareholders,

         Allow me to present the first annual report of the Company as Casdim International Systems, Inc. This report is really a historical statement and 1996, to date, has been a year of transformation and hard work to lay the foundation for future growth in the interactive multimedia kiosk industry.

         We expect that the remainder of 1996 will reflect our continued efforts to establish the base for significant growth in 1997 and beyond. We are currently assembling a team of executives and technical and administrative personnel who will lead the Company to its goal of becoming a leading supplier of interactive multimedia kiosks.

         We look forward to the future of our Company and thank you for your continued support.


                                 August 5, 1996

                                 /s/Yehuda Shimshon
                                 Yehuda Shimshon
                                 President & CEO